Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Nancy Krejsa Senior Vice President Investor Relations and Corporate Communications +1-972-595-5083 nkrejsa@sftp.com

Record First Half 2013 Performance at Six Flags

Adjusted EBITDA Grows $13 Million or 15 Percent in First Six Months of 2013 on a Comparable Basis(1)

GRAND PRAIRIE, Texas — July 22, 2013 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company, today announced a record high $451 million of revenue for the first six months of 2013, representing a $10 million or 2 percent increase over prior year, or a 3 percent increase after adjusting 2012 for $3 million of insurance proceeds related to Hurricane Irene. Adjusted EBITDA(2) for the same six-month period was $100 million, a $13 million or 15 percent increase after adjusting for the insurance proceeds and the 2012 sale of the company’s minority interest in dcp(3).

“I am pleased with our record year-to-date financial performance, despite cooler temperatures and unprecedented levels of precipitation at our eastern and mid-western parks during the second quarter,” said Jim Reid-Anderson, Chairman, President and CEO. “Our exciting new attractions and all-time high guest-satisfaction ratings have propelled our performance to new highs. We remain on track to deliver our aspirational target of $500 million of Modified EBITDA or approximately $3 of cash earnings per share by 2015.”

Second quarter Adjusted EBITDA of $138MM grew $1 million over last year’s record performance after adjusting for the sale of dcp, despite an Easter-related attendance shift into the first quarter 2013 and adverse weather in the East and Midwest. The growth in profitability was a direct result of the company’s pricing strategy and its ability to effectively manage costs. For the twelve-month period ending June 30, 2013, Adjusted EBITDA was $388 million and Modified EBITDA(4) margin improved to a new industry high of 39.6 percent.

Total guest spending per capita grew $0.46 or 1 percent in the second quarter to $39.52, with admissions revenue per capita increasing $0.61 or 3 percent to $22.59 and in-park revenue per capita decreasing $0.15 or 1 percent to $16.93. In the first six months of the year, total guest spending per capita grew $0.36 or 1 percent to $39.74, with admissions revenue per capita increasing $0.56 or 3 percent to $22.62 and in-park revenue per capita decreasing $0.20 to $17.12. Attendance for the first six months increased 1 percent to 10.7 million guests.

The company continued to successfully upsell guests to season passes and membership plans, and as a result, deferred revenue grew to $130 million as of June 30, 2013, an increase of $23 million or 22 percent compared to June 30, 2012.

Cash earnings per share(5) for the twelve-month period ending June 30, 2013 was $2.29, an increase of $0.29 per share or 15 percent compared to the prior twelve-month period ending June 30, 2012. The second quarter 2013 cash earnings per share of $0.97 represented an increase of $0.08 per share or 9 percent, as compared to the second quarter 2012.

During the first six months of 2013 the company invested $72 million in new capital and also paid dividends of $88 million, or $0.45 per common share per quarter, and repurchased $404 million or 12.2 million shares of its common stock, both after adjusting for the June 26, 2013 two-for-one stock split. Net

1

Debt(6) as of June 30, 2013 was $1,201 million, a 3.1 times net leverage ratio, as compared to Net Debt of $776 million as of December 31, 2012.

Conference Call

At 8:00 a.m. Central Time today, the company will host a conference call to discuss its second quarter 2013 financial results. The call is accessible either through the Six Flags Investor Relations website at www.sixflags.com/investors or by dialing 1-855-889-1976 in the United States or +1-937-641-0558 from outside the United States and requesting the Six Flags earnings call. A replay of the call will be available by dialing 1-855-859-2056 or +1-404-537-3406 through July 29, 2013.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company with $1.1 billion in revenue and 18 parks across the United States, Mexico and Canada. For more than 50 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions including up-close animal encounters, Fright Fest® and Holiday in the Park®. For more information, visit www.sixflags.com.

Forward Looking Statements

The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iii) our operations and results of operations, and (iv) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission (“SEC”). In addition, important factors, including factors impacting attendance, local conditions, contagious diseases, events, disturbances and terrorist activities, recall of food, toys and other retail products which we sell, risk of accidents occurring at the company’s parks or other parks in the industry, inability to achieve desired improvements and financial performance targets set forth in our aspirational goals, adverse weather conditions such as excess heat or cold, rain and storms, general financial and credit market conditions, economic conditions (including customer spending patterns), changes in public and consumer tastes, construction delays in capital improvements or ride downtime, competition with other theme parks and other entertainment alternatives, dependence on a seasonal workforce, pending, threatened or future legal proceedings and the significant expenses associated with litigation and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at  www.sixflags.com/investors and on the SEC’s website at www.sec.gov.

Footnotes

(1)         The 2012 comparison excludes both the one-time benefit of $3 million of insurance proceeds related to Hurricane Irene, which occurred in 2011, and the EBITDA from the company’s minority interest in dick clark productions (“dcp”), which was divested on September 28, 2012.

(2)         See the following financial statements and Note 3 to those financial statements for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).

(3)         The company’s minority interest in dcp, a non-core investment for the company, was divested on September 28, 2012 and generated $5.4 million, $1.9 million, $3.3 million and $0.3 million of Adjusted EBITDA for the company in Q4 2011, Q1 2012, Q2 2012 and Q3 2012, respectively.

(4)         See Note 3 to the following financial statements for a discussion of Modified EBITDA and its reconciliation to net income (loss).

(5)         Cash EPS (or Cash Earnings Per Share), which is defined as Free Cash Flow divided by the weighted average basic shares outstanding, is not a U.S. GAAP defined measure. The company believes this measure provides meaningful profitability metrics, given current accumulated tax loss carryforwards and the net depreciation/amortization impacts relating to the revaluation of assets in connection with the company’s emergence from Chapter 11 in April 2010.

(6)         Net Debt represents total long-term debt, including current portion, less cash and cash equivalents.

2

Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	June 30,
Statements of Operations Data (1)	2013	2012

Theme park admissions	$199,666	$203,120
Theme park food, merchandise and other	149,669	157,917
Sponsorship, licensing and other fees	10,582	9,959
Accommodations revenue	3,784	3,916
Total revenue	363,701	374,912

Operating expenses (excluding depreciation and amortization shown separately below)	122,312	128,143
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	52,919	60,574
Costs of products sold	31,000	29,934
Depreciation	27,564	31,998
Amortization	3,599	3,917
Stock-based compensation	7,322	15,124
Loss on disposal of assets	1,564	812
Interest expense, net	18,580	11,452
Equity in loss of investee	—	250
Other income, net	426	244
Restructure recovery	—	(47)

Income from continuing operations before reorganization items, income taxes and discontinued operations	98,415	92,511

Reorganization items, net	—	495

Income from continuing operations before income taxes and discontinued operations	98,415	92,016
Income tax expense	32,355	1,194

Income from continuing operations before discontinued operations	66,060	90,822

Loss from discontinued operations	—	(17)

Net income	$66,060	$90,805

Less: Net income attributable to noncontrolling interests	(18,699)	(18,540)

Net income attributable to Six Flags Entertainment Corporation	$47,361	$72,265

Net income applicable to Six Flags Entertainment Corporation common stockholders	$47,361	$72,265

Per share - basic:
Income from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$0.49	$0.67
Loss from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$—	$—

Net income applicable to Six Flags Entertainment Corporation common stockholders	$0.49	$0.67

Per share - diluted:
Income from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$0.47	$0.64
Loss from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$—	$—

Net income applicable to Six Flags Entertainment Corporation common stockholders	$0.47	$0.64

Weighted average shares outstanding - basic	95,751	107,598

Weighted average shares outstanding - diluted	100,466	113,410

Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

	Six Months Ended
	June 30,
Statements of Operations Data (1)	2013	2012

Theme park admissions	$241,198	$232,571
Theme park food, merchandise and other	182,501	182,534
Sponsorship, licensing and other fees	18,475	17,667
Accommodations revenue	9,048	8,498
Total revenue	451,222	441,270

Operating expenses (excluding depreciation and amortization shown separately below)	206,531	206,715
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	85,520	89,794
Costs of products sold	38,925	35,661
Depreciation	59,111	68,991
Amortization	7,198	8,419
Stock-based compensation	14,419	32,133
Loss on disposal of assets	2,634	2,455
Interest expense, net	36,977	22,815
Equity in loss of investee	—	570
Other expense (income), net	184	(537)
Restructure recovery	—	(47)

Loss from continuing operations before reorganization items, income taxes and discontinued operations	(277)	(25,699)

Reorganization items, net	(180)	1,049

Loss from continuing operations before income taxes and discontinued operations	(97)	(26,748)
Income tax benefit	(4,044)	(2,562)

Income (loss) from continuing operations before discontinued operations	3,947	(24,186)

Loss from discontinued operations	—	(52)

Net income (loss)	$3,947	$(24,238)

Less: Net income attributable to noncontrolling interests	(19,113)	(18,606)

Net loss attributable to Six Flags Entertainment Corporation	$(15,166)	$(42,844)

Net loss applicable to Six Flags Entertainment Corporation common stockholders	$(15,166)	$(42,844)

Per share - basic and diluted:
Loss from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$(0.15)	$(0.40)
Loss from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$—	$—

Net loss applicable to Six Flags Entertainment Corporation common stockholders	$(0.15)	$(0.40)

Weighted average shares outstanding - basic and diluted	98,822	108,392

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Three Months Ended
	June 30,
	2013	2012

Net income	$66,060	$90,805
Loss from discontinued operations	—	17
Income tax expense	32,355	1,194
Restructure recovery	—	(47)
Reorganization items, net	—	495
Other expense, net	426	244
Equity in loss of investee	—	250
Interest expense, net	18,580	11,452
Loss on disposal of assets	1,564	812
Amortization	3,599	3,917
Depreciation	27,564	31,998
Stock-based compensation	7,322	15,124
Impact of Fresh Start valuation adjustments (2)	147	246

Modified EBITDA (3)	157,617	156,507
Third party interest in EBITDA of certain operations (4)	(19,269)	(15,780)

Adjusted EBITDA (3)	$138,348	$140,727
Cash paid for interest, net	(6,748)	(14,877)
Capital expenditures (net of property insurance recoveries)	(35,739)	(28,494)
Cash taxes	(2,611)	(1,794)

Free Cash Flow (5)	$93,250	$95,562

Weighted average shares outstanding - basic	95,751	107,598

Cash Earnings Per Share	$0.97	$0.89

The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Six Months Ended
	June 30,
	2013	2012

Net income (loss)	$3,947	$(24,238)
Loss from discontinued operations	—	52
Income tax benefit	(4,044)	(2,562)
Restructure recovery	—	(47)
Reorganization items, net	(180)	1,049
Other expense (income), net	184	(537)
Equity in loss of investee	—	570
Interest expense, net	36,977	22,815
Loss on disposal of assets	2,634	2,455
Gain on sale of investee	0	—
Amortization	7,198	8,419
Depreciation	59,111	68,991
Stock-based compensation	14,419	32,133
Impact of Fresh Start valuation adjustments (2)	292	488

Modified EBITDA (3)	120,538	109,588
Third party interest in EBITDA of certain operations (4)	(20,295)	(14,495)

Adjusted EBITDA (3)	$100,243	$95,093
Cash paid for interest, net	(13,247)	(20,701)
Capital expenditures (net of property insurance recoveries)	(72,339)	(64,305)
Cash taxes	(8,019)	(6,427)

Free Cash Flow (5)	$6,638	$3,660

Weighted average shares outstanding - basic	98,822	108,392

Cash Earnings Per Share	$0.07	$0.03

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Last Twelve Months Ended
	June 30,
	2013	2012

Net income	$419,298	$84,463
Income from discontinued operations	(7,325)	(1,251)
Income tax benefit	(173,710)	(6,938)
Restructure recoveries	—	(309)
Reorganization items, net	939	2,670
Other expense (income), net	1,333	(611)
Loss on debt extinguishment	587	46,520
Equity in loss of investee	1,652	1,434
Interest expense, net	60,786	55,250
Loss on disposal of assets	8,284	6,155
Gain on sale of investee	(67,319)	—
Amortization	14,427	17,438
Depreciation	122,517	143,442
Stock-based compensation	45,161	58,730
Impact of Fresh Start valuation adjustments (2)	797	1,268

Modified EBITDA (3)	427,427	408,261
Third party interest in EBITDA of certain operations (4)	(39,648)	(27,469)

Adjusted EBITDA (3)	$387,779	$380,792
Cash paid for interest, net	(34,259)	(57,639)
Capital expenditures (net of property insurance recoveries)	(106,529)	(95,843)
Cash taxes	(11,027)	(9,328)

Free Cash Flow (5)	$235,964	$217,982

Weighted average shares outstanding - basic	102,938	109,044

Cash Earnings Per Share	$2.29	$2.00

Balance Sheet Data

(In Thousands)

Balance Sheet Data	June 30, 2013	December 31, 2012

Cash and cash equivalents (excluding restricted cash)	$201,211	$629,208
Total assets	2,773,967	3,056,391

Deferred income	129,532	52,703
Current portion of long-term debt	6,248	6,240
Long-term debt (excluding current portion)	1,396,435	1,398,966

Redeemable noncontrolling interests	456,296	437,941

Total equity	407,330	896,153

Shares outstanding	95,747	107,638

(1)  Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.

(2)  Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start accounting not been applied.  Balance consists primarily of discounted insurance reserves that will be accreted through the statement of operations each quarter through 2018.

(3)  “Modified EBITDA”, a non-GAAP measure, is defined as the Company’s consolidated income (loss) from continuing operations: (i) excluding the cumulative effect of changes in accounting principles, discontinued operations gains or losses, income tax expense or benefit, restructure costs or recoveries, reorganization items (net), other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), gain or loss on disposal of assets, gain or loss on the sale of investees, amortization, depreciation, stock-based compensation, and fresh start accounting valuation adjustments. The Company believes that Modified EBITDA is useful to investors, equity analysts and rating agencies as a measure of the Company’s performance.  The Company believes that Modified EBITDA is a measure that can be readily compared to other companies, and the Company uses Modified EBITDA in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  Modified EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Modified EBITDA as defined herein may differ from similarly titled measures presented by other companies.

     “Adjusted EBITDA”, a non-GAAP measure, is defined as Modified EBITDA minus the interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas, and Six Flags Great Escape Lodge & Indoor Waterpark (the “Lodge”)) plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc., which was sold in September 2012.  The Company believes that Adjusted EBITDA provides useful information to investors regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures.  Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in the Company’s secured credit agreement, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to the Company in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation.  Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies.

(4)  Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and the Lodge, plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc., which are less than wholly owned.  The Company sold its interest in dick clark productions, inc. in September 2012.

(5)  Free Cash Flow, a non-GAAP measure, is defined as Adjusted EBITDA less (i) cash paid for interest expense net of interest income receipts, (ii) capital expenditures net of property insurance recoveries, and (iii) cash taxes.  The Company has excluded from the definition of Free Cash Flow deferred financing costs related to the Company’s senior unsecured note offering that occurred in the fourth quarter of 2012 and the Company’s debt refinancing that occurred in the fourth quarter of 2011 due to the unusual nature of these items.  The Company believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a performance measure. The Company uses Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.